Exhibit 1.01

ALCATEL-LUCENT

CONFLICT MINERALS REPORT

2014

1. Introduction

1.1.   The conflict minerals issue

On August 22, 2012, the United States Securities and Exchange Commission adopted Rule 13p-1 under Section 13(p) of the Securities Exchange Act, defining ‘conflict minerals’ as tin, tantalum, tungsten and gold that originate from the Democratic Republic of Congo and its adjoining countries (Angola, Burundi, Central African Republic, Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda and Zambia).

It has been reported that the metals extracted from several mines in this region benefit armed groups — either directly or indirectly — whose activities result in human rights violations and/or significant environmental damage.

1.2.   How Alcatel-Lucent is affected by conflict minerals

As the leading specialist in IP networking, ultra-broadband access and cloud technology, Alcatel-Lucent commonly uses tin, tantalum, tungsten and gold in the electronic components and parts comprising its telecommunications equipment. Under Rule 13p-1, companies such as Alcatel-Lucent are required to take steps to determine the origin of the tin, tantalum, tungsten and gold in the products they manufacture and/or contract for manufacture.

At Alcatel-Lucent, we recognize that some of our products may contain conflict minerals. As such, we continue to implement due diligence practices to identify the sources of the minerals used in the components we purchase to manufacture our products, and to eliminate conflict minerals from our supply chain. As a part of this due diligence, we conduct an annual survey asking our suppliers to report on their conflict minerals activity and, in particular, to identify the smelters involved in their own supply chain.

We have designed our due diligence measures to conform in all material respects with the internationally recognized framework set forth in the Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (2013) and its related supplements for gold, tin, tantalum and tungsten.

ALCATEL-LUCENT CONFLICT MINERALS REPORT 2014	1

1.3.   How our supply chain works

Below is a high-level view of how the supply chain works for a typical electronics company:

In reality, the supply chain is significantly more complex. Alcatel-Lucent products are typically made up of several hundred different mechanical and electronic parts, with each sourced from as many as four different suppliers. A large proportion of these electronic parts is shared across most of the product families we deliver. As a result, precisely determining the country of origin of the minerals used in our products’ components is a highly complex — and sometimes difficult — task.

2. Our due diligence measures

2.1.   Step one: Establish strong internal management systems

2.1.1. Conflict Minerals Policy

Published in 2012 and available online at http://resources.alcatel-lucent.com/?cid=169613 , the Alcatel-Lucent Conflict Minerals Policy makes our position on conflict minerals clear to all stakeholders. Our Conflict Minerals Policy is regularly reviewed and updated as necessary.

Specifically, our Conflict Minerals Policy outlines how Alcatel-Lucent is:

●	Recognizing the need to protect human rights and avoid contributing to the purchase of minerals from conflict zones;

●

Involved in the efforts of the Global e-Sustainability Initiative (GeSI) to detect the presence of conflict minerals and eliminate the market for conflict minerals through the development of tools to improve the traceability of products and minerals in the upstream supply chain; and

ALCATEL-LUCENT CONFLICT MINERALS REPORT 2014	2

●	Focusing on its sphere of direct influence (i.e., the supply chain downstream from the minerals smelter), leveraging existing collaborative initiatives to address the conflict minerals issues by:

o	Raising suppliers’ awareness of conflict minerals and having them identify the smelters that process the minerals they purchase;

o	Determining if identified smelters are ‘conflict-free’ by using reliable information from industry associations; and

o	Engaging in dialogue with and requiring mitigation actions from suppliers who are inadvertently using conflict minerals or not determining the origin of the minerals.

2.1.2. Conflict Minerals Project Team and Steering Committee

The Conflict Minerals Project Team within Alcatel-Lucent Operations ensures the company complies not only with all legal requirements and its own Conflict Minerals Policy but also with the overall demands of our customers.

The Project Team’s responsibilities include:

●	Proposing and making updates to the Alcatel-Lucent Conflict Minerals Policy;

●	Setting yearly objectives for the Alcatel-Lucent Conflict Minerals Traceability Program;

●	Participating actively in smelter outreach activities on behalf of the Conflict-Free Sourcing Initiative (CFSI);

●	Managing conflict minerals data collection and engaging with suppliers for continuous improvements; and

●	Preparing an annual Conflict Minerals Report for customers and authorities, which is posted on the Alcatel-Lucent website.

Since June 2013, the Project Team has reported its progress to the Alcatel-Lucent Conflict Minerals Steering Committee, which includes representatives from several key organizations within the company. The Steering Committee reviews the development of the Conflict Minerals Traceability Program and approves (or rejects) any proposals or updates to the Conflict Minerals Policy put forward by the Project Team.

2.1.3. Engagement with suppliers

All suppliers who enter into agreements with Alcatel-Lucent are required, through contractual terms and conditions, to commit to the Electronics Industry Citizenship Coalition (EICC) Code of Conduct Revision 5 and promote its requirements throughout their own supply chain.

The mandatory terms and conditions in our supplier contracts also include a specific section on conflict minerals requesting that suppliers provide data for supply chain traceability purposes.

ALCATEL-LUCENT CONFLICT MINERALS REPORT 2014	3

2.1.4. Communication with stakeholders

Alcatel-Lucent has established a dedicated email account through which stakeholders can report any issues related to the use of conflict minerals or obtain more information on the topic. Concerned parties can reach the Conflict Minerals Project Team directly at conflictminerals@alcatel-lucent.com.

2.2.   Step two: Identify and assess risks in the supply chain

2.2.1. Risk identification

Our technical experts analyze purchased item data sheets and conduct direct investigations with suppliers (as necessary) to determine if commodities purchased by the company may contain conflict minerals. Three types of commodities are then defined: those with significant conflict minerals content; those with low conflict minerals content; and those with no conflict minerals content.

The Project Team prepares a list of suppliers to survey for the concerned commodities and sends requests for information regarding conflict minerals to the listed suppliers. To facilitate the transfer of information throughout the supply chain, suppliers are asked to provide their conflict minerals traceability information using the CFSI’s Conflict Minerals Reporting Template (CMRT). Reminders are sent to non-responsive suppliers and an escalation process is enacted when required.

Through the CMRT, our suppliers identify the smelters and/or refiners that produce the refined metals used in our supply chain. Alcatel-Lucent then uses that information to conduct an investigation into the minerals’ country of origin.

2.2.2. Risk assessment

While striving to avoid sourcing minerals from conflict areas, Alcatel-Lucent does not want to prevent its suppliers from sourcing from legitimate mines located within the Democratic Republic of the Congo and its neighboring countries (as doing so could be detrimental to the legitimate economies and populations of those countries). We are therefore focused on establishing minerals traceability. This involves compiling all collected CMRTs to establish a complete list of smelters identified in our supply chain.

Leveraging available information such as that provided by the listed smelters previously identified as compliant with the CFSI’s auditing protocols and procedure, the Project Team is able to investigate and classify the minerals’ country-of-origin status according to the following categories:

●	Level 1 countries: Sources are supplied from countries with known active ore production that are not identified as plausible countries for the export, smuggling or transit of conflict minerals.

●	Level 2 countries: Sources used are supplied from known or plausible countries for the export, smuggling or transit of conflict minerals.

●	Level 3 countries: Sources used are potentially supplied from one or more of the nine countries bordering the Democratic Republic of the Congo.

●	Level 3 countries: Sources used are potentially supplied from the Democratic Republic of the Congo.

●	Recycled or scrap: Sources used are supplied from recyclers or scrap suppliers.

ALCATEL-LUCENT CONFLICT MINERALS REPORT 2014	4

2.3.   Step three: Respond to the identified risks in the supply chain

2.3.1. Risk management

Improvements to suppliers’ traceability practices are requested when their input does not meet the following expectations:

●	Supplier has a publicly available conflict minerals policy;

●	Supplier uses the CMRT revision 3 (or higher) to report;

●	Supplier’s declaration scope is in compliance with Alcatel-Lucent requirements;

●	Supplier collects reports from all of their affected suppliers;

●	Supplier is working to become conflict-free for tantalum;

●	Supplier identifies all the smelters used within their own supply chain;

●	Supplier provides detailed information on the identified smelters (following CMRT requirements);

●	Supplier verifies information provided by its suppliers and manages corrective actions; and

●	Supplier’s report is consistent with product material evidence.

Through its exchanges with suppliers, the Project Team promotes conflict minerals due diligence practices and mitigates risks by:

●	Highlighting the interest of having a conflict minerals policy and due diligence actions implemented according to OECD guidelines;

●	Promoting the usage of the CMRT as the most common and efficient tool to exchange conflict minerals data within the supply chain;

●	Helping suppliers in their understanding of how to complete the CMRT, thus improving the quality of their reporting; and

●	Recommending that suppliers implement a management process to guide their data-checking procedures as well as improvements and remedial actions.

2.3.2. Continuous improvement

To further improve the effectiveness of its Conflict Minerals Traceability Program, Alcatel-Lucent committed to achieving three main goals during the 2014 reporting period: broadening its reporting scope; improving its communications with suppliers; and adopting benchmarking best practices.

ALCATEL-LUCENT CONFLICT MINERALS REPORT 2014	5

The results of the actions taken over the past year are as follows:

●

Broadening reporting scope: Although the number of suppliers assessed actually decreased in 2014 compared to the previous year, by better defining the scope of the suppliers to be targeted, our assessments covered a larger purchasing spend.

●

Improving communications with suppliers: In 2014, we held 21 one-on-one training sessions to support our suppliers in improving their own due diligence processes. We also informed our suppliers about the evolution of the CMRT and improved communications on the nature of the conflict minerals issue as a whole.

●

Adopting benchmarking best practices: To determine best practices in conflict minerals reporting, we conducted a thorough review of how other industry leaders are presenting their conflict minerals processes and information. We integrated the findings into our own benchmarking and reporting for 2014, for example by improving the way we monitor our smelters’ reports and adding performance indicators to our Conflict Minerals Report.

2.4.   Step four: Third-party audit of smelter/refiner due diligence practices

As a member of the CFSI, Alcatel-Lucent has access to the independent, third-party audits of smelters performed by the CFSI.

In 2014, Alcatel-Lucent worked with the CFSI Smelter Engagement Team in an investigation seeking to identify actual smelters from presumed smelters reported by the supply chain — and then convince them to join the CFSI’s conflict minerals auditing scheme. In many cases, the companies reported by the supply chain as smelters were not actual smelters but were intermediaries or other companies.

2.5.   Step five: Report on supply chain due diligence

Alcatel-Lucent reports annually on its supply chain due diligence through three different documents:

●	Additional information report (complement to Form 20-F);

●	Sustainability Report; and

●	Conflict Minerals Report.

All three documents are available to the public and can be downloaded from the Alcatel-Lucent website. The Conflict Minerals Report is filed with the United States Securities and Exchange Commission.

ALCATEL-LUCENT CONFLICT MINERALS REPORT 2014	6

3. Results of our supply chain due diligence

3.1.   Results for 2014

3.1.1. Material content of purchased commodities

In analyzing the material content of the commodities sourced to manufacture our products, it was determined that 435 of the 611 commodities included in our purchasing activities needed to be surveyed for conflict minerals.

The main conclusions from this analysis were:

●	Tin is present in most of the surface finish and soldering of our electronic and electromechanical parts;

●	Gold is present in some integrated circuit chip connections and connectors finish; and

●	Tantalum is present in some electronic components (in particular, capacitors) and radio frequency parts.

3.1.2. Supplier reporting and conflict-free status

Based on our commodity material content analysis, we identified relevant suppliers that provide us with products or components that could possibly include one or more of tin, tantalum, tungsten or gold (collectively referred to as “3TG”). We then proceeded to survey 303 of these suppliers (representing 90 percent of our total purchasing spend) to determine the origin of the minerals included in the purchased products or components.

ALCATEL-LUCENT CONFLICT MINERALS REPORT 2014	7

The chart below outlines the results of our supplier survey:

In total, 88 percent of the targeted suppliers responded to our request for information on their use of conflict minerals. Of those, 30 percent were determined to have sourced minerals from conflict-free smelters (as determined by the CFSI) and 70 percent had an undetermined status (i.e., the supplier had not identified all of its smelters, or one or more of the identified smelters had not been audited and determined as conflict-free by the CFSI). Among the suppliers determined to be conflict-free, 80 percent do not use tin, tantalum, tungsten and/or gold in the products or components they manufacture or contract to manufacture. The remaining 20 percent use these metals in their products or components but know with full certainty that they did not originate from mines located in conflict regions.

Among the 70 percent of respondents with an undetermined status, 20 percent had implemented all the improvement actions recommended by Alcatel-Lucent and 50 percent had only a few actions still needing to be implemented.

ALCATEL-LUCENT CONFLICT MINERALS REPORT 2014	8

3.1.3. Smelter audit and country-of-origin determination

Working closely with the CFSI, the smelters used throughout our supply chain are identified and analyzed according to the following process:

(1) Company not yet identified as being an actual smelter. They are pointed to the CFSI for further investigation.

(2) Based on the work of the CFSI as well as our own research, these companies have not been identified as actual smelters.

(3) These smelters are not currently participating in any audit programs and have been contacted by the CFSI to join its audit program.

Drawing on the information contained in the independent, third-party audits of smelters conducted by the CFSI, we identified the following smelters in our supply chain:

-	Tin smelters

o	CFSI Compliant smelters

Metal	Standard Smelter Name	Smelter ID

Tin	Alpha	CID000292

Tin	Cooperativa Metalurgica de Rondônia Ltda.	CID000295

Tin	CV United Smelting	CID000315

Tin	Dowa	CID000402

Tin	EM Vinto	CID000438

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CID000244

ALCATEL-LUCENT CONFLICT MINERALS REPORT 2014	9

Tin	Magnu’s Minerais Metais e Ligas Ltda.	CID002468

Tin	Malaysia Smelting Corporation (MSC)	CID001105

Tin	Melt Metais e Ligas S/A	CID002500

Tin	Metallo-Chimique N.V.	CID002773

Tin	Mineração Taboca S.A.	CID001173

Tin	Minsur	CID001182

Tin	Minsur	CID001182

Tin	Mitsubishi Materials Corporation	CID001191

Tin	O.M. Manufacturing Philippines, Inc.	CID002517

Tin	Operaciones Metalurgical S.A.	CID001337

Tin	PT Artha Cipta Langgeng	CID001399

Tin	PT ATD Makmur Mandiri Jaya	CID002503

Tin	PT Babel Inti Perkasa	CID001402

Tin	PT Bangka Putra Karya	CID001412

Tin	PT Bangka Tin Industry	CID001419

Tin	PT Belitung Industri Sejahtera	CID001421

Tin	PT Bukit Timah	CID001428

Tin	PT DS Jaya Abadi	CID001434

Tin	PT Eunindo Usaha Mandiri	CID001438

Tin	PT Mitra Stania Prima	CID001453

Tin	PT Panca Mega Persada	CID001457

Tin	PT Prima Timah Utama	CID001458

Tin	PT Refined Bangka Tin	CID001460

Tin	PT Sariwiguna Binasentosa	CID001463

Tin	PT Stanindo Inti Perkasa	CID001468

Tin	PT Timah (Persero) Tbk Mentok	CID001482

Tin	PT Timah (Persero) Tbk Mentok	CID001482

Tin	PT Tinindo Inter Nusa	CID001490

Tin	Soft Metais Ltda.	CID001758

Tin	Thaisarco	CID001898

Tin	White Solder Metalurgia e Mineração Ltda.	CID002036

Tin	Yunnan Tin Group (Holding) Company Limited	CID002180

ALCATEL-LUCENT CONFLICT MINERALS REPORT 2014	10

o	Conflict Free Smelter Program (CFSP) Active List

Metal	Standard Smelter Name	Smelter ID

Tin	China Tin Group Co., Ltd.	CID001070

Tin	Fenix Metals	CID000468

Tin	Metallic Resources, Inc.	CID001142

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314

Tin	PT Aries Kencana Sejahtera	CID000309

Tin	PT BilliTin Makmur Lestari	CID001424

Tin	PT Inti Stania Prima	CID002530

Tin	PT Justindo	CID000307

Tin	PT Sumber Jaya Indah	CID001471

Tin	Rui Da Hung	CID001539

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158

o	Other smelters identified

Metal	Standard Smelter Name	Smelter ID

Tin	ABC corporation	CID000008

Tin	Ami Bridge Enterprise Co., Ltd.	CID000051

Tin	an chen	CID000053

Tin	An Xin Xuan Xin Yue You Se Jin Shu Co. Ltd.	CID000054

Tin	Angelcast Enterprise Co., Ltd.	CID002714

Tin	Assaf Conductors	CID000101

Tin	Beijing Oriental Guide	CID000146

Tin	CHAINBOW	CID002264

Tin	Cheng Yang	CID002262

Tin	Chenzhou Yun Xiang mining limited liability company	CID000228

Tin	China Huaxi Group Nandan	CID000238

Tin	CHINA YUNXI MINING	CID000251

Tin	CNMC (Guangxi) PGMA Co., Ltd.	CID000278

Tin	Copper Suzhou Co.	CID000297

Tin	Custom Alloy Light Metals Inc.	CID002348

Tin	CV Gita Pesona	CID000306

Tin	CV Serumpun Sebalai	CID000313

Tin	Dae Chang Co., Ltd.	CID000323

Tin	Dae Kil Metal Co., Ltd	CID000324

Tin	Dongguan Huayu Metal-Material	CID000383

Tin	Dongguan Qiandao Metal Tin Product Co., Ltd.	CID000389

Tin	Dongguan Yuecheng metal materials Co., Ltd.	CID000393

Tin	Dr. soldering tin products Co., Ltd.	CID002270

ALCATEL-LUCENT CONFLICT MINERALS REPORT 2014	11

Tin	Estanho de Rondônia S.A.	CID000448

Tin	E-tech Philippines	CID000450

Tin	Eximetal S.A.	CID000455

TIN	Feinhütte Halsbrücke GmbH	CID000466

Tin	Fuji Metal Mining Corp.	CID000498

Tin	GEJIU GOLD SMELTER MINERALS CO.,LTD	CID000545

Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942

Tin	Gejiu Yunxi Group Corp.	CID000553

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555

Tin	GONG CIAN HARD WARE CO.,INC	CID000584

Tin	GUANG XI HUA XI CORP	CID000596

Tin	Guangxi Huaxi Group	CID000623

Tin	Guangxi Nonferrous Metals Group	CID000626

Tin	Guixi Smelter	CID000647

Tin	Hai Yuxin Xi Zhuhai Co., Ltd.	CID000659

Tin	Hanbaek nonferrous metals	CID000666

Tin	Handok	CID000667

Tin	HARADA METAL INDUSTRY CO. LTD	CID000678

Tin	HeChi Metallurgical Chemical factory	CID000687

Tin	High-Power Surface Technology	CID000722

Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760

Tin	IPS New Material (Suzhou) Co., Ltd.	CID000806

Tin	ISHIKAWA METAL CO.,LTD.	CID000812

Tin	Jau Janq Enterprise Co. Ltd.	CID000822

Tin	JiangXi JiaWang	CID000859

Tin	Kewei Tin Co.,ltd	CID002371

Tin	Koki Products Co.,Ltd	CID000986

Tin	Kunshan Xin Ding metal material Limited company	CID001016

Tin	LANGFANG BONDTRON ELECTRONIC MATERIALS CO., LTD.	CID002377

Tin	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CID001059

Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CID001063

Tin	LIQIAO PLATING	CID001066

Tin	Lübeck GmbH	CID001082

Tin	Ma On Shuguang Smelting Plant	CID001099

Tin	Materials Eco-Refining CO.LTD	CID001112

Tin	MENG NENG	CID001134

ALCATEL-LUCENT CONFLICT MINERALS REPORT 2014	12

Tin	Ming Li Jia smelt Metal Factory	CID001177

Tin	Mits-Tec (Shanghai) Co. Ltd.	CID001187

Tin	Nancang Metal Material Co.,Ltd	CID001224

Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CID001231

Tin	Novosibirsk Processing Plant Ltd.	CID001305

Tin	PT Alam Lestari Kencana	CID001393

Tin	PT Bangka Kudai Tin	CID001409

Tin	PT Bangka Timah Utama Sejahtera	CID001416

Tin	PT Fang Di MulTindo	CID001442

Tin	PT Hanjaya Perkasa Metals	CID002287

Tin	PT HP Metals Indonesia	CID001445

Tin	PT Karimun Mining	CID001448

Tin	PT Pelat Timah Nusantara Tbk	CID001486

Tin	PT Seirama Tin Investment	CID001466

Tin	PT Supra Sukses Trinusa	CID001476

Tin	Qian Dao Tin Products	CID001500

Tin	REDSUN METAL IND. CO.,LTD.	CID001519

Tin	Settu Chemical Industry	CID001597

Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	CID001606

Tin	Shapiro	CID001659

Tin	Shen Zhen Rui Yun Feng Industry Co.,Ltd	CID001666

Tin	Sheng Hui	CID001671

Tin	Shenzhen Anchen Solder Tin Product Co. Ltd	CID001675

Tin	Shenzhen Hong Chang Metal Manufacturing Factory	CID001694

Tin	Shenzhen keaixin Technology	CID001697

Tin	Shenzhen Yi Cheng Industrial	CID001711

Tin	Shunda Huichang Kam Tin Co., Ltd.	CID001729

Tin	Solderindo	CID002410

Tin	Spectro Alloys Corp	CID002411

Tin	Sun Surface Technology Co Ltd	CID001804

Tin	TAP	CID001882

Tin	Tianjin Huamei Wafangdian Bearing Sales Co., Ltd.	CID002699

Tin	Tianshui ling bo technology co., Ltd	CID001929

Tin	TIN PLATING GEJIU	CID001932

Tin	Tin Products Manufacturing Co. Ltd.	CID001933

Tin	TONG LONG	CID001943

Tin	UNIFORCE METAL INDUSTRIAL CORP.	CID001986

Tin	Untracore Co., Ltd.	CID001998

ALCATEL-LUCENT CONFLICT MINERALS REPORT 2014	13

Tin	Vertex Metals Inc.	CID002486

Tin	WELLEY	CID002027

Tin	Xia Yi Metal Industries (shares) Co., Ltd.	CID002066

Tin	XIANG HUA LING TIN MINE	CID002087

Tin	XINQIAN	CID002096

Tin	Yunnan GeJiu Jin Ye Mineral Co.,Ltd	CID002168

Tin	Yunnan Xi YE	CID002186

Tin	YUNXIN colored electrolysis Company Limited	CID002190

Tin	Zhangzhou Xiangcheng Hongyu Building	CID002197

Tin	Zhuhai Horyison Solder Co., Ltd.	CID002229

Tin	Zhuhai Quanjia	CID002230

Tin	Zu Hai Haiyuxin Tin Products Co., Ltd.	CID002248

-	Tantalum smelters

o	CFSI Compliant smelters

Metal	Standard Smelter Name	Smelter ID

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211

Tantalum	Conghua Tantalum and Niobium Smeltry	CID000291

Tantalum	Duoluoshan	CID000410

Tantalum	Exotech Inc.	CID000456

Tantalum	F&X Electro-Materials Ltd.	CID000460

Tantalum	Global Advanced Metals Aizu	CID002558

Tantalum	Global Advanced Metals Boyertown	CID002557

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616

Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CID002501

Tantalum	H.C. Starck Co., Ltd.	CID002544

Tantalum	H.C. Starck Inc.	CID002548

Tantalum	H.C. Starck Ltd.	CID002549

Tantalum	H.C. Starck Smelting GmbH & Co.KG	CID002550

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492

Tantalum	Hi-Temp Specialty Metals, Inc.	CID000731

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914

Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506

Tantalum	KEMET Blue Metals	CID002539

ALCATEL-LUCENT CONFLICT MINERALS REPORT 2014	14

Tantalum	KEMET Blue Powder	CID002568

Tantalum	King-Tan Tantalum Industry Ltd.	CID000973

Tantalum	LSM Brasil S.A.	CID001076

Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163

Tantalum	Mineração Taboca S.A.	CID001175

Tantalum	Mitsui Mining & Smelting	CID001192

Tantalum	Molycorp Silmet A.S.	CID001200

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277

Tantalum	Plansee SE Liezen	CID002540

Tantalum	Plansee SE Reutte	CID002556

Tantalum	QuantumClean	CID001508

Tantalum	RFH Tantalum Smeltry Co., Ltd.	CID001522

Tantalum	Solikamsk Magnesium Works OAO	CID001769

Tantalum	Taki Chemicals	CID001869

Tantalum	Telex Metals	CID001891

Tantalum	Ulba Metallurgical Plant JSC	CID001969

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CID002307

Tantalum	Zhuzhou Cemented Carbide	CID002232

o	Other smelters identified

Metal	Standard Smelter Name	Smelter ID

Tantalum	ANHUI HERRMAN IMPEX CO.	CID000059

Tantalum	China Shenzhen Morgan Sputtering Targets & Technology Co.,Ltd.	CID000245

Tantalum	Nantong Tongjie Electrical Co., Ltd.	CID002386

Tantalum	Shanghai Jiangxi Metals Co., Ltd.	CID001634

-	Tungsten smelters

o	CFSI Compliant smelters

Metal	Standard Smelter Name	Smelter ID

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494

Tungsten	Global Tungsten & Powders Corp.	CID000568

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769

Tungsten	Japan New Metals Co., Ltd.	CID000825

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011

Tungsten	Wolfram Bergbau und Hütten AG	CID002044

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320

Tungsten	Xiamen Tungsten Co., Ltd.	CID002082

ALCATEL-LUCENT CONFLICT MINERALS REPORT 2014	15

o	CFSP Active List

Metal	Standard Smelter Name	Smelter ID

Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258

Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CID000868

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218

Tungsten	H.C. Starck GmbH	CID002541

Tungsten	H.C. Starck GmbH	CID002541

Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CID000766

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095

o	TI-CMC Members progressing towards CFSP validation

Metal	Standard Smelter Name	Smelter ID

Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CID000345

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318

o	Other smelters identified

Metal	Standard Smelter Name	Smelter ID

Tungsten	Alluter Technology (Shenzhen) Co.,Ltd	CID000040

Tungsten	ASSAB	CID000100

Tungsten	Chenzhou,Chenzhou Mining Group	CID000230

Tungsten	DAIDO STEEL	CID002349

Tungsten	Degutea	CID000350

Tungsten	Ganxian Shirui New Material Co., Ltd.	CID002531

Tungsten	Heyuan Carbide Co LTD	CID002462

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CID002313

Tungsten	Kennametal Fallon	CID000966

Tungsten	Kennametal Huntsville	CID000105

Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co. Ltd	CID001091

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889

ALCATEL-LUCENT CONFLICT MINERALS REPORT 2014	16

-	Gold smelters

o	CFSI Compliant smelters

Metal	Standard Smelter Name	Smelter ID

Gold	Aida Chemical Industries Co., Ltd.	CID000019

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035

Gold	AngloGold Ashanti Córrego do Sítio Mineração	CID000058

Gold	Argor-Heraeus SA	CID000077

Gold	Asahi Pretec Corporation	CID000082

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103

Gold	Aurubis AG	CID000113

Gold	Boliden AB	CID000157

Gold	C. Hafner GmbH + Co. KG	CID000176

Gold	CCR Refinery – Glencore Canada Corporation	CID000185

Gold	Chimet S.p.A.	CID000233

Gold	Dowa	CID000401

Gold	Eco-System Recycling Co., Ltd.	CID000425

Gold	Heimerle + Meule GmbH	CID000694

Gold	Heraeus Ltd. Hong Kong	CID000707

Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711

Gold	Ishifuku Metal Industry Co., Ltd.	CID000807

Gold	Istanbul Gold Refinery	CID000814

Gold	Japan Mint	CID000823

Gold	Johnson Matthey Inc.	CID000920

Gold	Johnson Matthey Limited	CID000924

ALCATEL-LUCENT CONFLICT MINERALS REPORT 2014	17

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927

Gold	JSC Uralelectromed	CID000929

Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937

Gold	Kazzinc	CID000957

Gold	Kennecott Utah Copper LLC	CID000969

Gold	Kojima Chemicals Co., Ltd.	CID000981

Gold	L’ azurde Company For Jewelry	CID001032

Gold	LS-NIKKO Copper Inc.	CID001078

Gold	Materion	CID001113

Gold	Matsuda Sangyo Co., Ltd.	CID001119

Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149

Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152

Gold	Metalor Technologies SA	CID001153

Gold	Metalor USA Refining Corporation	CID001157

Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	CID001161

Gold	Mitsubishi Materials Corporation	CID001188

Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CID001220

Gold	Nihon Material Co., Ltd.	CID001259

Gold	Ohio Precious Metals, LLC	CID001322

Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	CID001326

Gold	PAMP SA	CID001352

Gold	PT Aneka Tambang (Persero) Tbk	CID001397

Gold	PX Précinox SA	CID001498

Gold	Rand Refinery (Pty) Ltd.	CID001512

Gold	Republic Metals Corporation	CID002510

Gold	Royal Canadian Mint	CID001534

Gold	Schone Edelmetaal	CID001573

Gold	SEMPSA Joyería Platería SA	CID001585

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736

Gold	Solar Applied Materials Technology Corp.	CID001761

Gold	Sumitomo Metal Mining Co., Ltd.	CID001798

Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916

Gold	Tokuriki Honten Co., Ltd.	CID001938

Gold	Umicore Brasil Ltda.	CID001977

Gold	Umicore Precious Metals Thailand	CID002314

Gold	Umicore SA Business Unit Precious Metals Refining	CID001980

Gold	United Precious Metal Refining, Inc.	CID001993

Gold	Valcambi SA	CID002003

Gold	Western Australian Mint trading as The Perth Mint	CID002030

Gold	Yamamoto Precious Metal Co., Ltd.	CID002100

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224

Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CID002243

ALCATEL-LUCENT CONFLICT MINERALS REPORT 2014	18

o	CFSP Active List

Metal	Standard Smelter Name	Smelter ID

Gold	Cendres + Métaux SA	CID000189

Gold	Doduco	CID000362

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756

Gold	Torecom	CID001955

Gold	Yokohama Metal Co., Ltd.	CID002129

o	Other smelters identified

Metal	Standard Smelter Name	Smelter ID

Gold	Advanced Chemical Company	CID000015

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041

Gold	Austin Powder	CID002716

Gold	BAKER	CID002687

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128

Gold	Bauer Walser AG	CID000141

Gold	Caridad	CID000180

Gold	Changcheng gold and silver refinery Co., Ltd.	CID000203

Gold	Cheng Yang	CID000222

Gold	Chugai Mining	CID000264

Gold	Daejin Indus Co., Ltd.	CID000328

Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343

Gold	DEGUSSA	CID002267

Gold	Do Sung Corporation	CID000359

ALCATEL-LUCENT CONFLICT MINERALS REPORT 2014	19

Gold	Dongguanshi Sutande Dianzi Cailiao Youxiangongsi	CID000395

Gold	Dong-Wo Co., Ltd.	CID000398

Gold	DRW	CID002695

Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CID000522

Gold	Gansu-based Baiyin Nonferrous Metals Corporation (BNMC)	CID000523

Gold	gong an ju	CID000583

Gold	Guandong Jinding Material co., Ltd.	CID000592

Gold	GUANGDONG HUA JIAN TRADE DO.,LTD	CID000605

Gold	Guangdong Jinding Gold Limited	CID002312

Gold	Guangdong Jinding Gold Limited	CID002312

Gold	Guangzhou King’s high-tech materials	CID000633

Gold	Guoda Safina High-Tech.Environmental Refinery Co.,Ltd	CID000651

Gold	H. DRIJFHOUT & ZOON	CID002362

Gold	Hang Seng Technology	CID000670

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671

Gold	He nan sheng zhong yuan huang jin zhi lian chang CO.LTD	CID000686

Gold	henan middle plain gold smelter	CID000697

Gold	Henan Sanmenxia Lingbao City Jinyuan Mining Industry Co., Ltd	CID000702

Gold	Hetai Gold Mine	CID000717

Gold	HH HANDY & HARMAN REFINING GROUP	CID002323

Gold	Hoffmann Alloys GmbH & Co. KG	CID002738

Gold	Hon Shen Co. Ltd	CID000739

Gold	Hong Da qiu	CID000741

Gold	Hop Hing electroplating factory Zhejiang	CID002739

Gold	House of Currency of Brazil (Casa da Moeda do Brazil)	CID002601

Gold	Hunan Chenzhou Mining Group Co., Ltd.	CID000767

Gold	Hwasung CJ Co., Ltd.	CID000778

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CID000801

Gold	IPT-Albrecht GmbH	CID002741

Gold	Jiangxi Copper Company Limited	CID000855

Gold	Jin Jinyin refining company limited	CID000884

Gold	Korea Metal Co., Ltd.	CID000988

Gold	Kosak Seiren	CID000991

Gold	Kyrgyzaltyn JSC	CID001029

Gold	Lingbao Gold Company Limited	CID001056

ALCATEL-LUCENT CONFLICT MINERALS REPORT 2014	20

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093

Gold	METALLI PREZIOSI S.p.A.	CID002326

Gold	Morigin Company	CID001201

Gold	Moscow Special Alloys Processing Plant	CID001204

Gold	Navoi Mining and Metallurgical Combinat	CID001236

Gold	OJSC Kolyma Refinery	CID001328

Gold	OJSC Novosibirsk Refinery	CID000493

Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362

Gold	Precious Metals Sales Corp.	CID002581

Gold	Prioksky Plant of Non-Ferrous Metals	CID001386

Gold	Realized the enterprise co. ltd.	CID001515

Gold	rui sheng	CID001544

Gold	Sabin Metal Corp.	CID001546

Gold	SAMWON Metals Corp.	CID001562

Gold	Sen Silver	CID001588

Gold	Shan Dong Huangjin	CID001604

Gold	Shandon Jin Jinyin Refining Limited	CID001607

Gold	Shandong Guoda gold Co., LTD.	CID001611

Gold	SHANMENXIA	CID001651

Gold	Shengnan Metal Products Factory	CID002733

Gold	Shenzhen fujun material technology co.,ltd	CID001690

Gold	Sindlhauser Materials GmbH	CID001743

Gold	Sino-Platinum Metals Co.,Ltd	CID001745

Gold	So Accurate Group, Inc.	CID001754

Gold	Stender Electronic Materials Co., Ltd.	CID001786

Gold	Suntain Co.Ltd	CID001808

Gold	The Great Wall Gold and Silver Refinery of China	CID001909

Gold	THE SHEFFIELD SMELTING CO. LTD	CID002325

Gold	Tian Cheng	CID001924

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947

Gold	Tsai Brother industries	CID002745

Gold	UNIFORCE METAL INDUSTRIAL CORP.	CID001987

Gold	WANG TING	CID002023

Gold	Wuxi City Precious Metal Electronic Material Fty	CID002058

Gold	Yunnan Copper Industry Co., Ltd.	CID000197

Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CID002205

Gold	Zhongkuang Gold Industry Co.,LTD	CID002214

Gold	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	CID002219

Gold	ZHONGSHAN POISON MATERIAL PROPRIETARY CO., LTD	CID002221

ALCATEL-LUCENT CONFLICT MINERALS REPORT 2014	21

For smelters that had not been identified by the CFSI, we have asked our suppliers to encourage them to join the CFSI. We have also reported these smelters to the CFSI so it can contact them directly.

3.1.4. Conflict mineral status by product type

At the product level, our conflict minerals status for 2014 is as follows:

Business line	Product Type	Conflict Minerals Status
Fixed access	Broadband access equipment	Undetermined
	Home devices	Undetermined
	Legacy access equipment	Undetermined
Wireless access	Radio frequency equipment	Undetermined
	Digital equipment	Undetermined
	Cabinets and ancillary equipment	Undetermined
	Small cells (Femto)	Undetermined
Wireless transmission	Digital cards (Switching)	Undetermined
	Outdoor Radio Units (Short haul)	Undetermined
	Indoor Transceiver (Long haul)	Undetermined
	Installation material (Antennas, Couplers, Cords, cables and connectors)	Undetermined
IP routing	Service Router	Undetermined
	Service Access Switch	Undetermined
	Core routing	Undetermined
	Service Aggregation Router	Undetermined
IP transport	SWDM	Undetermined
	OMSN	Undetermined

ALCATEL-LUCENT CONFLICT MINERALS REPORT 2014	22

3.2. Plans to improve due diligence for the 2015 reporting period

In 2015, Alcatel-Lucent intends to implement the following steps to further improve its conflict mineral due diligence measures:

•

Require suppliers to become conflict-free for tantalum: In 2014, 43 of our 45 identified tantalum smelters were reported to be conflict-free by the CFSI. We believe that sourcing this metal entirely from conflict-free smelters is achievable; as such, our primary goal for 2015 will be to require our suppliers to source tantalum from smelters that are reported as conflict free.

•

Improve the management of part-level CMRTs: We are currently in the process of developing an IT solution that would help us manage part-level CMRTs (i.e., supplier declarations for each part delivered to us, rather than a single declaration covering all the parts delivered by the supplier), thereby improving data accuracy.

Audit our own due diligence practices: We intend to have our 2015 Conflict Minerals Report audited by an independent third party

ALCATEL-LUCENT CONFLICT MINERALS REPORT 2014	23